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                               February 17, 1997



Terrace Holdings, Inc.
2699 Stirling Road
Suite C-405
Fort Lauderdale, FL  33312


Re:  Amendment to Employment Agreement


Ladies and Gentlemen:

     Reference is made to that certain Employment Agreement, made and entered into as of September 1, 1995, effective September 1, 1995, by and between Terrace Holdings, Inc., a Delaware corporation (the "Company") and myself. In consideration of the issuance to me of warrants to purchase 750,000 shares of the Company's common stock, upon the terms and conditions set forth in that certain Amendment to Asset Acquisition Agreement dated as of December 9, 1996, by and between the Company and DownEast Frozen Desserts, LLC, I hereby agree that Paragraph 10 of my Employment Agreement is deleted in its entirety and of no further force or effect. In all other respects, my Employment Agreement, as hereby amended, shall remain in full force and effect.

     If the foregoing correctly reflects your understanding of the amendment to my Employment Agreement, please so indicate in the space provided below for your signature, whereby this letter will be a legally binding amendment to my Employment Agreement.


                                           /s/ Samuel H. Lasko
                                        --------------------------------
                                        Samuel H. Lasko



ACCEPTED:

Terrace Holdings, Inc.


By:   /s/ Jonathan S. Lasko, EVP
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Date:      February 17, 1997
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